UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________________________________________________________

Date of Report (Date of earliest event reported): July 30, 2024

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    300 Boston Scientific Way, Marlborough, Massachusetts                 01752-1234
    (Address of principal executive offices)                           (Zip Code)

(508) 683-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 30, 2024, the Board of Directors (the “Board”) of Boston Scientific Corporation (the “Company”), upon recommendation of the Nominating and Governance Committee of the Board, increased the number of directors comprising the Board from ten to eleven, and appointed David C. Habiger, to be a director of the Company, to hold office until the next annual meeting of stockholders, effective July 30, 2024. The Board further appointed Mr. Habiger to serve as a member of the Audit Committee and the Executive Compensation and Human Resources Committee of the Board.

Under the Company’s non-employee director compensation program (the “Program”), Mr. Habiger will receive standard non-employee director compensation, prorated for the time period from the effective date of his appointment to the date of the Company’s 2025 annual meeting of stockholders, which includes (i) a cash retainer of approximately $94,175 (representing the prorated amount of the Program’s cash retainer of $125,000, which can be received in cash or an equity alternative) and (ii) an equity award valued at approximately $161,981 (representing the prorated amount of the Program’s annual grant of equity having a value of $215,000), which vests at the end of his term. The actual number of shares to be granted to Mr. Habiger will be determined on the date of grant, August 1, 2024, which is the first business day of the month following the month in which he was appointed.

In connection with his appointment to the Board, the Company intends to enter into an indemnification agreement with Mr. Habiger in substantially the same form as the Company has entered with each of the Company’s existing directors and as previously filed with the Securities and Exchange Commission.

Mr. Habiger does not have any arrangement or understanding with any other person pursuant to which he was appointed as a director, nor does he have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 30, 2024, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Habiger to the Board. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposed of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1        Press Release issued by Boston Scientific Corporation, dated July 30, 2024

104        Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 30, 2024	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Susan Thompson
Susan Thompson
Vice President, Chief Corporate Counsel and Assistant Secretary